SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )  Preliminary Proxy Statement   (  ) Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
(X)   Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INTELIDATA TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)   No fee required.

(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

(  )  Fee paid previously with preliminary materials:

(  )  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule, or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                                     April 23, 2001


Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of InteliData Technologies Corporation to be held on Wednesday, May 23, 2001 at 9:00 a.m. in the Main Conference Room, lobby level, located at 11600 Sunrise Valley Drive, Reston, VA 20191. Enclosed are a proxy statement and a form of proxy.

         At this meeting we will ask the Stockholders: (i) to elect three Class II Directors and one Class III Director and (ii) to approve an amendment to the Company's 1996 Incentive Plan reserving an additional 1,000,000 shares of the Company's Common Stock for issuance thereunder and increasing the maximum aggregate number of shares that may be issued as Stock Awards by 500,000 shares.

         We value your participation by voting your shares on matters that come before the meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

                                                     Sincerely,



                                                     William F. Gorog
                                                     Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2001

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of InteliData Technologies Corporation (the "Company") will be held on Wednesday, May 23, 2001 in the Main Conference Room, lobby level, 11600 Sunrise Valley Drive, Reston, Virginia 20191 at 9:00 a.m. local time, for the following purposes:

1. To elect three Class II members and one Class III member of the Board of Directors (Proposal 1);

2. To approve an amendment to the Company's 1996 Incentive Plan reserving an additional 1,000,000 shares of the Company's Common Stock for issuance thereunder and increasing the maximum aggregate number of shares that may be issued as Stock Awards by 500,000 shares (Proposal 2); and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on April 12, 2001, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors,
                                             Albert N. Wergley
                                             Vice President and Secretary

Reston, Virginia
April 23, 2001

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                       INTELIDATA TECHNOLOGIES CORPORATION
                      11600 Sunrise Valley Drive, Suite 100
                             Reston, Virginia 20191

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                             to be held May 23, 2001

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of InteliData Technologies Corporation ("InteliData" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the Main Conference Room, lobby level, 11600 Sunrise Valley Drive, Reston, Virginia 20191, at 9:00 a.m. on Wednesday, May 23, 2001, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving notice of revocation to the Company's Secretary.

     The Annual Meeting has been called for the following purposes: (1) to elect three Class II members and one Class III member of the Board of Directors; (2) to approve an amendment to the Company's 1996 Incentive Plan reserving an additional 1,000,000 shares of the Company's Common Stock for issuance thereunder and increasing the maximum aggregate number of shares that may be issued as Stock Awards by 500,000 shares; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company's Common Stock at the close of business on April 12, 2001, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting. This proxy statement and the attached form of proxy are first being sent or given to stockholders on or about April 23, 2001.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company's four nominees to the Board of Directors and FOR the approval of the amendment to the Company's 1996 Incentive Plan.

     The Company's capital stock consists of a single class of Common Stock, par value $0.001 per share, of which 45,614,390 shares were outstanding and entitled to vote at the close of business on April 12, 2001. Of these shares, 6,900,000 shares were issued in connection with our acquisition of Home Account Holdings, Inc. in January 2001. These shares are currently held in an escrow account pending distribution to the former Home Account security holders. The escrow agreement governing distribution of these shares provides that these shares shall be voted proportionately with the shares held by our other stockholders.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Annual Meeting. With respect to the tabulation of votes on any matter, abstentions have the effect of a vote against a proposal, while broker non-votes have no effect on the vote.

     A copy of the annual report to stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement, but does not constitute a part hereof. The Company is required to file an annual report on Form 10-K for its 2000 fiscal year with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing:
InteliData Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, Attention: Investor Relations.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of April 12, 2001, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table (the "Named Executive Officers") set forth in this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and the most recent Schedule 13G filed by each such person and information supplied to the Company by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or to direct the voting of securities, and investment power is the power to dispose of or to direct the disposition of securities. Securities as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules of the SEC.

                            OWNERSHIP OF COMMON STOCK

                                                   Beneficial Ownership
                                                   --------------------
                                               Number of
       Name of Stockholder                      Shares            Percent
                                               --------           -------

         John H. Timmis
                28 Hawley Road
                North Salem, NY  10560        2,505,000  (1)        5.4
         William F. Gorog                     1,102,283  (2)        2.4
         Alfred S. Dominick, Jr.                926,934  (3)        2.0
         Charles A. White                       170,482  (4)          *
         Albert N. Wergley                      122,862  (5)          *
         John J. McDonnell, Jr.                  68,000  (6)          *
         Steven P. Mullins                       62,118  (7)          *
         L. William Seidman                      37,000  (8)          *
         Patrick F. Graham                       37,000  (9)          *
         Thomas W. Oxendine                      35,999  (10)         *
         Norman J. Tice                          28,000  (11)         *
         Neal F. Finnegan                             0               _
         Directors and Executive Officers
            as a Group (11 persons)           2,590,678  (12)       5.4

--------------------------------------------------------------------------------

(1) As reported in the Schedule 13G/A filed with the SEC on February 14, 2001, with information as of December 31, 2000.

(2) Includes 500,000 shares of Common Stock issuable upon the exercise of options and 35,000 shares held by Mr. Gorog's wife. Does not include 36,000 shares held by a foundation trust for which Mr. Gorog is trustee. Mr. Gorog disclaims beneficial ownership of such shares held by his wife and by the trust.

(3) Includes 633,334 shares of Common Stock issuable upon the exercise of options and 1,000 shares held by Mr. Dominick's son. Mr. Dominick disclaims beneficial ownership of shares held by his son.

(4) As reported in Form 3, Initial Statement of Beneficial Ownership of Securities, filed with the SEC by Mr. White on January 22, 2001, these shares consist of the estimate of the number of shares beneficially owned by Mr. White to be allocated from the number of shares of Company stock currently held in an escrow account pursuant to the terms of certain agreements related to the Company's acquisition of the Home Account Holdings, Inc., Mr. White's previous employer. The number of shares is subject to adjustment upon future events.

(5) Includes 91,114 shares of Common Stock issuable upon the exercise of options.

(6) Includes 18,000 shares of Common Stock issuable upon the exercise of options.

(7) Includes 19,333 shares of Common Stock issuable upon the exercise of options.

(8) Includes 24,000 shares of Common Stock issuable upon the exercise of options.

(9) Includes 31,500 shares of Common Stock issuable upon the exercise of options.

(10) Includes 34,999 shares of Common Stock issuable upon the exercise of options.

(11) Includes 12,000 shares of Common Stock issuable upon the exercise of options.

(12) Includes 1,364,280 shares of Common Stock issuable upon the exercise of options.

* Less than 1%.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of Class I directors expires in 2003, the term of Class II directors expires in 2001, and the term of Class III directors expires in 2002. The Class II Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2004, and the Class III Director elected at the Annual Meeting will hold office for a one-year term expiring in 2002, or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. The Board of Directors has recommended three nominees for a new three-year term in Class II and one nominee for a one-year term in Class III. No arrangement or understanding exists with respect to the manner in which the Board, at its discretion, may fill any remaining vacancy being created or any other vacancies that may occur during the year. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the four nominees named below. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

Nominees for Election as Director for Term Expiring in 2002

     Charles A. White, age 42, has served as Vice Chairman and director of the Company since January 2001. Previously, he served as Vice President and Chief Executive Officer of Home Account Holdings, Inc. from 1998 until January 2001 when Home Account Holdings, Inc. was acquired by the Company. From 1994 to 1998, Mr. White was at First Data Corporation, where he was President of Electronic Commerce Payment Services. At First Data, Mr. White managed start-up ventures in electronic bill presentment and Internet home banking. He led the company's bill presentment concept and established the joint venture MSFDC, later Transpoint, with Microsoft. From 1990 to 1994, Mr. White held executive technology management positions at Visa International, where he was responsible for the development and engineering of distributed, real-time, payment processing solutions.

Nominees for Election as Directors for Terms Expiring in 2004

     Neal F. Finnegan, age 63, has served as a director of the Company since March 2001. Since February 2000, he has served as President of Lumber Insurance Companies, a specialty insurer to the lumber industry. He has also served as Chairman of Citizens Bank of Massachusetts since January 2000. From 1993 to January 2000, Mr. Finnegan was Chairman and Chief Executive Officer of US Trust. Previously he served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp., and Shawmut Corporation. Mr. Finnegan is also a director of Citizens Financial Group, Inc.

     John J. McDonnell, Jr., age 63, has served as a director of the Company since 1997. From February 2000, he served as President, Chief Executive Officer and Chairman of PaylinX Corporation, a provider of electronic commerce payment solutions, until its merger with Cybersource Corporation in September 2000. From 1990 to 1999, he was President, Chief Executive Officer, and a director of Transaction Network Services, Inc., a provider of data communications services for transaction oriented applications. From 1987 to 1989, Mr. McDonnell served as president and chief executive officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell has previously served as group vice president for the information technologies and telecommunications group of the Electronic Industries Association; vice president, international operations and vice president, sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and director of technology and telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its board. Mr. McDonnell is also chairman of the board of directors of Credit Management Solutions, Inc., a software development company and serves on the board of Cybersource Corporation.

     Norman J. Tice, age 65, is the former Chairman of the Board of MasterCard International and of Blue Cross and Blue Shield of Missouri and Right Choice Managed Care, Inc. He currently serves as Chairman of the Board of Lawrence and Associates, an IT Consulting Firm, and is on the Board of General Credit Forum and is an advisory director of 1st National Bank in St. Louis. Mr. Tice has over 40 years experience in banking as an executive with Boatmen's Bank of St. Louis, City Bank of St. Louis, Charter Bank, N.A. of St. Louis, and Boatmen's Bancshares, Inc. From 1985 until his retirement in 1996, Mr. Tice's positions included service as chairman and chief executive officer of Boatmen's Credit Card Bank, chairman and chief executive officer of Boatmen's Community Development Corporation, and executive vice president of Boatmen's Bank of St. Louis.


Directors Continuing in Office in the Class of 2002

     Alfred S. Dominick, Jr., age 55, has served as the President and Chief Executive Officer of the Company since August 1998. Prior to joining InteliData, Mr. Dominick had served as president of the Retail Products Delivery Group at M&I Data Services. Prior to joining M&I Data Services in July 1995, he was Executive Vice President of Retail Banking and a member of the Executive Committee for Boatmen's Bancshares Corporation for three years. From 1990 to 1992, Mr. Dominick was an Executive Vice President with Bank One Texas. Prior to joining Bank One Texas, Mr. Dominick was a Senior Vice President with Fleet National Bank. Mr. Dominick currently serves as a director of FB BanCorp.

     Patrick F. Graham, age 61, has served as a director of the Company since 1996 and was a director of US Order(<F1> from 1993 until the Merger. Since July 1999, he has been the Director of the Global Strategy Practice of A.T. Kearney, Inc., a management consulting firm. From 1997 until June 1999, he served as chief executive officer of WorldCorp, Inc. On February 12, 1999, WorldCorp, Inc. filed a Voluntary Petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. He was previously a director of Bain & Company, Inc., a management consulting firm co-founded by Mr. Graham in 1973. In addition to his primary responsibilities with Bain clients, he served as Bain's vice chairman and chief financial officer. Prior to founding Bain, Mr. Graham was a group vice president with the Boston Consulting Group.

Directors Continuing in Office in the Class of 2003

     William F. Gorog, age 75, has served as Chairman and director of the Company since 1996. Mr. Gorog had served as Chairman of US Order, Inc. from 1990 to 1996. From 1987 until founding US Order in 1990, he served as chairman of the board of Arbor International, an investment management firm. From 1982 to 1987, he served as president and chief executive officer of the Magazine Publishers of America, an association representing the principal consumer publications in the United States. During the Ford Administration, Mr. Gorog served as deputy assistant to the President for Economic Affairs and Executive Director of the Council on International Economic Policy. Prior to that time, he founded and served as chief executive officer of DataCorp., which developed the Lexis and Nexis information systems for legal and media research and which was subsequently sold to the Mead Corporation. From 1993 until 1997, Mr. Gorog was Chairman of the Board of WorldCorp, Inc. On February 12, 1999, WorldCorp, Inc. filed a Voluntary Petition and a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

     L. William Seidman, age 79, has served as a director of the Company since 1997. He is the publisher of Bank Director magazine and chief commentator on CNBC-TV. He served on the board of US Order from 1995 until the Merger. Mr. Seidman served from 1985 to 1991 as the chairman of the Federal Deposit Insurance Corporation ("FDIC") and from 1989 to 1991 also served as the first Chairman of the Resolution Trust Corporation. Before joining the FDIC, Mr. Seidman served as Dean of the College of Business at Arizona State University. From 1977 to 1982 he was vice-chairman and chief financial officer of Phelps Dodge Corporation. Mr. Seidman has also served as managing partner of Seidman & Seidman, Certified Public Accountants (now BDO Seidman), and as Assistant to the President for Economic Affairs during the Ford Administration. Mr. Seidman presently serves as a director of Fiserv, Inc., a data processing company, Clark/Bardes Holdings, Inc., a services company providing insurance-financed benefits programs, quepasa.com, inc., an internet online service provider, and LML Payment Systems, Inc., a financial payment processing company.

[FN]

(1)  In  November   1996,  US  Order,   Inc.  ("US  Order")  and  Colonial  Data
     Technologies Corp. ("Colonial Data") merged into InteliData (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement").

Board of Directors and Committees

     The Company's Board of Directors held six regular meetings and one telephonic meeting during fiscal year 2000. Each incumbent director attended at least 75 percent of the meetings held during fiscal year 2000 by the Board and each committee of the Board of which he was a member. The Company's Board of Directors has a Compensation Committee and an Audit Committee.

     The Compensation Committee (consisting of Messrs. Graham and McDonnell) reviews and recommends to the Board appropriate action with respect to the compensation of and benefits granted to officers and other key employees of the Company and administers the Company's 1996 Incentive Plan. The Compensation Committee held three meetings during fiscal year 2000.

     The Audit Committee (consisting of Messrs. McDonnell and Tice) nominates the Company's independent auditors, reviews related party transactions for conflicts of interest, reviews with the Company's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company's financial statements, reports and makes recommendations to the Board with respect thereto. The Audit Committee held three meetings during fiscal year 2000. The Company will add a third independent director to the Audit Committee following the May 23, 2001 Annual Meeting.

     The Company does not have a nominating committee. See "Other Matters" for a
description  of  procedures  to  be  followed  by   stockholders  in  submitting
recommendations for nominees as directors.

Audit Committee Report

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has also determined that all of its members are independent within the meaning of NASD Rule 4200 (a) (15).

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                 Audit Committee
                                 ---------------
                             John J. McDonnell, Jr.
                                 Norman J. Tice

Audit Fees:

     Deloitte & Touche LLP billed the Company an aggregate of $75,600 in fees for professional services rendered for the audit of the Company's 2000 annual financial statements and the reviews of the Company's financial statements included in the Company's Form 10-Q filings made during 2000 with the Securities and Exchange Commission.


All Other Fees:

     Fees billed to the Company by Deloitte & Touche LLP for all other non-audit services, including tax-related, provided during the last fiscal year totaled $112,073.


Additional Matters Regarding the Independent Auditors:

     The Audit Committee is evaluating whether to recommend the engagement of the Independent Auditors to audit the 2001 financial statements of the Company. Accordingly, the Company does not seek stockholder ratification of the selection of independent auditors for 2001. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

     The Charter adopted by the Audit Committee during 2000 appears as Appendix A to this proxy statement.

Compensation of Directors

     Directors of the Company who are not also executive officers of the Company or of an affiliate of the Company ("Non-Affiliate Directors") receive a quarterly payment of $3,000 and $500 for each Board meeting attended, excluding telephonic meetings. They are also reimbursed for usual and ordinary expenses of meeting attendance. Under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") each Non-Affiliate Director is offered options to purchase 6,000 shares of Common Stock following the Company's Annual Meeting of Stockholders. The exercise price for any option grants under the Directors' Plan will be the average closing price of the Common Stock during the 30 trading days immediately preceding the date of grant. Options granted under the Directors' Plan vest in 12 equal monthly installments during the Non-Affiliate Director's continued service on the Board. The option price may be paid in cash, by surrendering shares of Common Stock or by a combination of cash and Common Stock. All options expire ten years after their grant. Up to 200,000 shares of Common Stock may be issued under the Directors' Plan, subject to certain adjustments.

AMENDMENT TO THE 1996 INCENTIVE PLAN RESERVING AN ADDITIONAL 1,000,000 SHARES OF THE COMPANY'S COMMON STOCK AND INCREASING THE NUMBER OF SHARES THAT MAY BE ISSUED AS STOCK AWARDS BY 500,000 SHARES
                                  (Proposal 2)

     The stockholders are being asked to approve an amendment to the Company's 1996 Incentive Plan (the "1996 Plan") reserving an additional 1,000,000 shares of the Company's Common Stock for issuance thereunder and increasing the number of shares that may be issued as Stock Awards by 500,000 shares. The Board of Directors believes that this amendment to the 1996 Plan is important to the continued functioning of the 1996 Plan, which has proved an effective means of recruiting, motivating and retaining the most qualified employees. In the past several years, the labor markets in which the Company operates have become increasingly more competitive, and recruiting and retaining the highly skilled employees the Company needs has become increasingly difficult. The Company has recently increased its number of employees significantly, primarily through the January, 2001 acquisition of Home Account Holdings, Inc. As a result, the Board believes that the increase in the number of shares of Common Stock issuable under the 1996 Plan and the increase in the number of shares that may be issued as Stock Awards are necessary to recruit new employees and to increase existing employees' current equity stakes in the Company. For a description of the 1996 Plan, see "Description of the 1996 Plan" below.

     As of the Record Date, and without giving effect to this Proposal 2, there have been 3,400,000 shares reserved for issuance under the 1996 Plan, of which 799,820 have been issued pursuant to option exercises or Stock Awards, 2,565,351 are subject to outstanding options, and 34,829 are available for grant. Proposal 2 was adopted by the Board of Directors on March 12, 2001 subject to stockholder approval.

     As of the Record Date, there were 1,379,260 shares of Common Stock subject to outstanding but unexercised options under the Company's other stock option plans.

Brief Summary of the Amendment to the 1996 Plan

     The 1996 Plan currently authorizes the issuance of up to 3,400,000 shares of Common Stock of the Company. On March 12, 2001, the Board of Directors approved an amendment to the 1996 Plan increasing the number of shares reserved for issuance under the plan by 1,000,000 to 4,400,000 and increasing the maximum aggregate number of shares that may be issued under the Plan as Stock Awards by 500,000 to 1,000,000. Due to prior grants of stock options and stock awards, as of the Record Date, only 34,829 shares remained available for issuance under the 1996 Plan.

Purpose of the 1996 Plan

     The Board of Directors strongly recommends that the stockholders approve the amendment to the 1996 Plan. The Board believes that grants of stock options, incentive awards and stock awards are extremely important to the Company's overall compensation package. The 1996 Plan allows the Company to recruit and retain the most qualified employees by enabling employees to participate in the future success of the Company and to align their interests with those of the Company and its stockholders.

Description of the 1996 Plan

     The 1996 Plan currently authorizes the issuance of up to 3,400,000 shares of Common Stock and, as amended, will authorize the issuance of up to 4,400,000 shares. The 1996 Plan currently authorizes the issuance of up to 500,000 shares of Common Stock as Stock Awards and, as amended, will authorize the issuance of up to 1,000,000 shares as Stock Awards. The 1996 Plan is administered by the Compensation Committee of the Board of Directors or any delegate thereof (the "Administrator"). Executive officers (including the Named Executive Officers) and all other employees of the Company are eligible to participate in the 1996 Plan. As of April 12, 2001, the Company had 207 full-time employees and no part-time employees. The Board of Directors cannot make any grants of stock options, SARs, stock awards or incentive awards under the 1996 Plan after November 7, 2006.

     The Board of Directors may amend the 1996 Plan as it deems advisable; provided, however, that no amendment may become effective until stockholder approval is obtained if (i) the amendment increases the aggregate number of shares issuable under the 1996 Plan, (ii) the amendment changes the class of individuals eligible to participate, or (iii) the amendment materially increases the benefits provided under the 1996 Plan.

     Stock Options. Options to purchase shares of Common Stock granted under the 1996 Plan may be incentive stock options that qualify for favorable income tax treatment or nonstatutory stock options. The purchase price of Common Stock covered by an option may not be less than 85% of the fair market value of the Common Stock on the date of the option grant, except that in the case of an incentive stock option the purchase price may not be less than 100% (or, in the case of an incentive stock option granted to a 10% stockholder, 110%). The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1996 Plan or any other similar plan maintained by the Company is limited to $100,000.

     Options may be exercised only at such times as may be specified by the Administrator in the optionee's stock option agreement. Generally, an incentive stock option shall not be exercisable after ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date on which the incentive stock option was granted.

     Generally, options are not transferable, except upon the death of the option holder. An option agreement may provide, however, that options that are not incentive stock options are transferable to certain family members of the optionee.

     Payment of the exercise price of an option must be in cash or a cash equivalent acceptable to the Administrator, unless the option agreement allows the optionee to pay by means of surrendering shares of Common Stock. If Common Stock is used to pay all or a part of the exercise price, the sum of the cash or cash equivalent and the fair market value of the surrendered Common Stock must not be less than the exercise price of the shares for which the option is being exercised. Subject to the option agreement, it is also possible for an optionee to pay the exercise price in installments.

Optionees do not have rights as stockholders  until they exercise their options.

     Stock Appreciation Rights. The Administrator may award SARs to any eligible employee and shall specify the number of shares of Common Stock covered by such SARs. Subject to the Administrator's discretion, a SAR may be granted with a stock option and be exercisable only upon exercise of the related stock option (as such, a "Corresponding SAR"), or a SAR may be granted and exercised independent of any stock option. In any calendar year, no employee may be granted SARs covering more than 250,000 shares, except that any stock options granted with Corresponding SARs shall be treated as a single award. Furthermore, no employee may be granted Corresponding SARs (under all Company incentive stock option plans) that are related to incentive stock options first exercisable in any calendar year for Common Stock having an aggregate fair market value exceeding $100,000.

     SARs may be exercised only at such times as may be specified by the Administrator; provided, however, that no SAR shall be exercisable after ten years (or, in the case of a Corresponding SAR that is related to an incentive stock option granted to a 10% stockholder, five years) from the date on which the corresponding option was granted. Furthermore, a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related option is exercisable and only when the fair market value of the Common Stock for which the stock option is exercisable exceeds the exercise price of the related option.

     Generally, the same restrictions on transfer that apply to stock options also apply to SARs. A holder of a SAR has no rights as a stockholder of the Company.

     Stock Awards. The Administrator may designate certain employees as recipients of awards of Common Stock and specify the number of shares of Common Stock covered by such awards; provided, however, that no employee may receive stock awards in any calendar year covering more than 60,000 shares. The Administrator may include provisions in a stock award agreement making the vesting and transferability of the stock award contingent upon the attainment of certain performance objectives. The Administrator may define such performance objectives to include objectives based on the Company's, an affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or fair market value.

     Prior to forfeiture and while the shares of Common Stock granted pursuant to a stock award may be forfeited or are transferable, a stock award bestows the rights of a stockholder on the holder thereof provided that (i) the grantee does not transfer or otherwise dispose of the shares of the Common Stock granted pursuant to the stock award, (ii) the Company retains custody of the stock certificates and (iii) the grantee of the stock award delivers a stock power to the Company.

     Incentive Awards. The Administrator may designate certain employees to receive incentive awards; provided, however, no employee may receive an incentive award that exceeds the lesser of (i) 75% of the employee's base salary or (ii) $350,000. The Administrator makes each incentive award contingent upon the attainment of certain performance objectives of the Company over a period of at least one year and may condition an incentive award on an employee's attainment of certain individual goals. Such terms and conditions shall prescribe that the incentive award shall be earned only to the extent that the Company, an affiliate or an operating unit, during a performance period of at least one year, achieves objectives based on the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or fair market value. Generally, incentive awards are not transferable other than upon death. An incentive award agreement may provide, however, that an incentive award is transferable to certain family members. The receipt of an incentive award does not bestow the rights of a stockholder on the grantee.

     Adjustments. The Compensation Committee shall adjust (i) the maximum number of shares of Common Stock as to which stock options, SARs and stock awards may be granted, (ii) the terms of outstanding stock options, SARs and stock awards, and (iii) the individual limitations on the number of shares of Common Stock for which stock options, SARs and stock awards may be granted, in the event that (a) there is a stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock, (b) the Company engages in a transaction governed by Section 424 of the Internal Revenue Code, or (c) the Compensation Committee believes an adjustment is necessary as the result of a certain event.

Federal Income Tax Consequences.

     Generally federal income tax liability is not incurred when an employee is granted a nonstatutory stock option or an incentive stock option or when the employee is granted a stock award comprised of restricted stock. An employee will be subject to federal income tax on the award of restricted stock when the restrictions imposed lapse or the stock becomes transferable, unless the employee makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant, with the result that any future appreciation (or depreciation) in the value of the stock subject to the grant will be treated as capital gain (or loss) at the time the stock is sold. An employee who is eligible to receive a stock award contingent upon attainment of certain stock performance goals will not incur federal income tax until such stock award is received.

     Upon exercise of a nonstatutory stock option or a SAR, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and, as applicable, the purchase price of the option or the initial value of the SAR. An employee who has received shares of restricted stock pursuant to a stock award, and has not made a Section 83(b) election, will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or the stock becomes transferable. An employee who receives shares of Common Stock pursuant to a stock award that is contingent upon the attainment of certain performance goals will include in his gross income as compensation income an amount equal to the fair market value of the shares of Common Stock on the date of transfer to the employee. The compensation income recognized by the employee will be subject to income tax withholding by the Company.

     When an employee exercises an incentive stock option, he generally will not recognize income subject to tax, unless the employee is subject to the alternative minimum tax. However, if the employee disposes of "statutory option stock" (as defined below) within two years of the grant of the incentive stock option or within one year of its exercise, the employee, at the time of such disposition, generally will recognize compensation income equal to the difference between the fair market value of the Common Stock on the date of exercise and the purchase price.

     If permitted by the applicable stock option agreement, an employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods for the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

     Assuming that the recipient's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly held companies (as discussed below) imposed by Section 162(m) of the Internal Revenue Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount of ordinary income that the recipient of a stock option, SAR, stock award or incentive award recognizes. As stated above, this usually occurs upon exercise of nonstatutory options and SARs and upon the lapsing of restrictions or the attainment of performance goals related to certain stock awards. Section 162(m) imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of each of its chief executive officer and its four most highly paid executive officers other than the chief executive officer. An exception is provided for certain performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and plan administration are satisfied. The provisions of the 1996 Plan, will satisfy these statutory provisions with respect to nonstatutory stock options and SARs so that compensation income recognized upon the exercise of a nonstatutory option or a stock appreciation right will be performance-based.

     No deduction to the company is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise before the expiration of the holding period for incentive stock option stock, subject to the limitations of Section 162(m).

     This summary of federal income tax consequences of nonstatutory stock options, incentive stock options, SARs, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these items.

New Plan Benefits

     The 1,034,829 shares of Common Stock that, after giving effect to the amendment, will be available for issuance under the 1996 Plan will be used for future awards. All such future awards are subject to the discretion of the Administrator and, therefore, are not determinable at this time.

Common Stock Price

     On April 12, 2001, the closing market price of the Company's Common Stock on the Nasdaq National Market was $3.67.

Vote Required

     Directors who are employees of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

            The Board of Directors recommends a vote "FOR" Proposal 2

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

     The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to the Company, its subsidiaries and predecessors for the years ended December 31, 2000, 1999 and 1998 of (a) the Company's Chief Executive Officer, and (b) each of the four most highly compensated executive officers (other than the chief executive officer) of the Company (the "Named Executive Officers") whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 2000.

                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                                                                          Awards
                                                                                          ------
                                       Annual Compensation                                       Securities             All Other
                                --------------------------                  Restricted Stock     Underlying           Compensation
                                Year   Salary($)  Bonus($)<F1>  Other($)      Awards($)          Options(#)              ($)<F2>
                                -----  ---------  ------------  --------    ----------------    ------------          -------------
Alfred S. Dominick, Jr.         2000   300,000    100,000            --          --                     --              64,689
   President and Chief          1999   300,000    100,000       243,800<F4>      --              1,200,000              59,456
   Executive Officer  <F3>      1998   109,617         --            --          --                     --               7,295

William F. Gorog                2000   250,000         --            --          --                     --               2,625
   Chairman                     1999   250,000         --            --          --                400,000               2,500
                                1998   256,001         --            --          --                100,000 <F5>          2,550

Steven P. Mullins <F6>          2000   127,503     30,000            --      66,380<F7>             22,500               1,913
   Vice President, Chief
 Financial Officer and
 Treasurer

Thomas W. Oxendine <F8>         2000   200,000                       --       9,810 <F9>            11,500               2,625
  Vice President, Engineering   1999   155,773     65,000            --      38,450                 22,500               5,415
  and Implementaion             1998    73,155         --            --          --                 57,500              33,233

Albert N. Wergley               2000   200,000     40,000            --      61,290 <F10>            2,500               2,500
   Vice President, General      1999   176,927     50,000            --      31,950                 64,500               2,148
   Counsel and Secretary        1998   147,407     25,000            --          --                120,500<F11>          1,548

[FN]

(1) Bonus awards are reported for the year earned but may have been paid in the subsequent year.

(2) For 2000, includes (i) travel and temporary housing expenses for Mr. Dominick ($57,168); (ii) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Dominick ($7,521); and the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(k) Plan as follows: Messrs. Dominick, Gorog, and Oxendine ($2,625), Mr. Wergley ($2,500) and Mr. Mullins ($1,913).

     For 1999, includes (i) travel and temporary housing expenses for Mr. Dominick ($51,935); (ii) relocation expenses for Mr. Oxendine ($2,914);
     (iii) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Dominick ($7,521); and (iv) the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(k) Plan as follows: Messrs. Dominick, Gorog and Oxendine ($2,500) and Mr. Wergley ($2,148).

     For 1998, includes: (i) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Dominick ($7,295); (ii) temporary housing and relocation expenses for Mr. Oxendine ($32,145); and (iii) the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(k) Plan as follows: Messrs. Gorog ($2,550) Oxendine ($1,088), and Wergley ($1,548).

(3)  Mr. Dominick joined the Company in August 1998.

(4) Pursuant to the April 5, 1999 Employment Agreement between Mr. Dominick and the Company, Mr. Dominick purchased 200,000 shares of the Company's stock with a market value of $244,000, for an aggregate consideration of $200.

(5) The 100,000 options granted in 1998 consist of a repricing of 100,000 options previously granted.

(6)  Mr. Mullins became an executive officer of the Company in February 2000.

(7) Consists of the fair market value of restricted stock awards on the date of the award of 1,000 shares on July 3, 2000 and 10,000 shares on October 4, 2000. The awards vest, subject to Mr. Mullins' continued employment with the Company, on November 15, 2001 and February 15, 2002 respectively. At December 31, 2000, the fair market value of all restricted stock awards held by Mr. Mullins was $54,390.

(8) Mr. Oxendine joined the Company in June 1998 and his employment by the Company ended in January 2001. Mr. Oxendine continues to provide services to the Company as a consultant.

(9) For 2000, consists of the fair market value of restricted stock award on the date of the award of 1,000 shares on July 3, 2000. The award vests on November 15, 2001. For 1999, consists of the fair market value of restricted stock awards on the date of the award of 10,000 shares on February 5, 1999 and 10,000 shares on September 13, 1999. The awards vested on August 5, 2000 and January 1, 2001, respectively. At December 31, 2000, the fair market value of all restricted awards held by Mr. Oxendine was $28,490.

(10) For 2000, consists of the fair market value of restricted stock awards on the date of the award of 1,000 shares on July 3, 2000 and 9,000 shares on October 4, 2000. The awards vest, subject to Mr. Wergley's continued employment with the Company, on November 15, 2001 and February 15, 2002 respectively. For 1999, consists of the fair market value of restricted stock awards on the date of the award of 6,000 shares on February 5, 1999 and 10,000 shares on September 13, 1999. The awards vested on August 5, 2000 and January 1, 2001 respectively. At December 31, 2000, the fair market value of all restricted stock awards held by Mr. Wergley was $51,800.

(11) Includes 116,000 options previously granted that were repriced in 1998.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information with respect to stock option grants in 2000 under the Company's 1996 Incentive Plan.

                                                                                                       Potential Realizable Value at
                                                                                                       Assumed Annual Rates of Stock
                                   Number of           % of Total                                      Price Appreciation for Option
                                  Securities           Options/SARs                                              Term<F1>
                                  Underlying       Granted to Employees  Exercise or                          --------------
                                 Options/SARs             in Fiscal       Base Price    Expiration
Name                             Granted (#)               Year             ($/Sh)         Date             5% ($)          10% ($)
----                             -----------       --------------------  -----------    ----------    --------------     ----------
Alfred S. Dominick, Jr.             --0--                --0--                  --            --             --                --

William F. Gorog                    --0--                --0--                  --            --             --                --

Steven P. Mullins                    2,500                0.3%               10.31         6/30/08       12,306            29,476
                                    20,000                2.3%                5.72         10/4/08       54,621           130,827

Thomas W. Oxendine                   1,500                0.2%               10.31         6/30/08        7,380            17,685
                                    10,000                1.2%                5.72         10/4/08       27,300            65,400

Albert N. Wergley                    2,500                0.3%                6.13         5/31/08        7,317            17,525

--------------------------
[FN]
(1) The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. Potential Realized Value is net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the rules of the SEC and therefore are not intended to forecast future appreciation, if any, of the Company's stock price.

Option Exercises in Last Fiscal Year and Year-End Value Table

     The following table sets forth information regarding the exercise of stock options and the unexercised stock options as of December 31, 2000 granted to the Chief Executive Officer and the Named Executive Officers under the Company's 1996 Incentive Plan or any stock plan of the Company.

                                                                    Number of Securities                Value of Unexercised
                                                                   Underlying Unexercised                   In-the-Money
                                                                       Options/SARs                        Options/SARs
                                                                  at December 31, 2000(#)           at December 31, 2000($)<F2>
                                                                -----------------------------     ----------------------------
                        Shares Acquired            Value
Name                    on Exercise (#)       Realized($)<F1>    Exercisable     Unexercisable     Exercisable   Unexercisable
----                    ---------------       --------------    -----------     -------------     -----------   -------------
Alfred S. Dominick, Jr.    - 0 -                  - 0 -           633,334          566,666          867,668        776,332
William F. Gorog           - 0 -                  - 0 -           416,000           84,000          569,920        115,080
Steven P. Mullins         5,333                  67,907            17,110           36,057           16,219          4,739
Thomas W. Oxendine       12,500                 250,000            31,041           47,959           38,944         42,206
Albert N. Wergley        28,804                 380,433            60,792           61,573           81,572         75,120

[FN]
(1) Value based on last reported sale price of the Company's common stock on the exercise date minus the exercise price.

(2) Value based on last reported sale price of the Company's common stock on December 31, 2000 (the last trading day of the year) on the Nasdaq National Market minus the exercise price. The last reported sale price at December 31, 2000 was $ 2.59 per share.

                        COMPENSATION COMMITTEE REPORT ON

                             EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is comprised of outside directors whose role is to oversee the development and administration of the compensation and benefit programs for the Company's executive officers. The Committee also administers the Company's 1996 Incentive Plan that permits stock option grants to employees, the Company's 1998 Chief Executive Officer's Plan, and the Company's Incentive Compensation Plan that provides for bonuses to employees in management positions based on the achievement of individual performance and Company goals. In the case of Mr. Dominick, the Company's President and Chief Executive Officer, and Messrs. Gorog, Mullins, Oxendine and Wergley, the Named Executive Officers, the salary levels are set pursuant to employment agreements entered into between the Company and the Executive. The employment agreements, which are described below, will continue to prescribe the base salaries and certain other benefits for these executives until these agreements are terminated or expire.

     As reported in the Summary Compensation Table, the Committee awarded a bonus under the 2000 Incentive Compensation Plan to Mr. Dominick of $100,000. In making this award, the Committee considered Mr. Dominick's leadership and management abilities and the Company's strategic accomplishments in 2000, including the negotiation of the acquisition of Home Account Holdings, Inc., which broadened the Company's product suite, technology competence and customer base.

                           The Compensation Committee
                           --------------------------

                                Patrick F. Graham
                             John J. McDonnell, Jr.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Patrick F. Graham and John J. McDonnell, Jr.


Employment Contracts, Termination of Employment and Change-In-Control
Arrangements

Alfred S. Dominick, Jr.

     The Company has entered into an employment agreement with Alfred S. Dominick, Jr. as of April 5, 1999, providing that Mr. Dominick will serve as President and Chief Executive Officer of the Company until April 5, 2002, unless further extended or sooner terminated as set forth in the agreement. Furthermore, the Company will annually nominate and take such action as may be appropriate or necessary to seek stockholder election of Mr. Dominick to the Company's Board of Directors. Mr. Dominick has agreed to resign from the Board in connection with, and effective upon, termination of his employment with the Company.

     Mr. Dominick is entitled to (i) a base salary of $300,000 per year and
(ii) an annual bonus of up to 75% of his base salary. In addition, Mr. Dominick is entitled to participate in all medical, dental, life, disability, 401(k), employee stock purchase and such other fringe benefit plans or arrangements generally made available by the Company to all salaried employees. As an inducement to his becoming an employee of the Company, Mr. Dominick was granted options to purchase 1,200,000 shares of Common Stock pursuant to the Company's 1998 CEO Incentive Plan. The option became exercisable as to 66,667 option shares on August 17, 1999, and 66,667 option shares on August 17, 2000. The option shall become further exercisable as to 66,666 option shares on August 17, 2001. An additional 500,000 option shares became exercisable based on the achievement of designated trading prices of the Common Stock. The option as to an additional 500,000 option shares shall become exercisable on April 15, 2008; provided that the option shall become exercisable earlier upon the Common Stock trading above $25.00 per share for sixty consecutive trading days during the term of the option. Mr. Dominick has agreed to hold 100,000 shares of Common Stock for the remaining term of his employment agreement. Upon entering into the employment agreement, Mr. Dominick purchased 200,000 shares of Common Stock for an aggregate purchase price of $200.00.

     The Company may terminate the agreement for "Cause" (as defined) or if Mr. Dominick incurs a disability that continues for a period of 180 consecutive days. Mr. Dominick may terminate the agreement upon prior written notice to the Company or for "Good Reason" (as defined). If the Company terminates Mr. Dominick for other than "Cause," or if Mr. Dominick terminates the agreement for "Good Reason," then Mr. Dominick is entitled to: (i) an amount equal to twelve months of his base salary then in effect; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan; (iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at the Company's expense, of life, disability, accident and health insurance benefits for twelve months following termination. Notwithstanding the above, if, within one year of a Change of Control (as defined), Mr. Dominick's employment is terminated by the Company for other than Cause or by Mr. Dominick for Good Reason, then Mr. Dominick is entitled to: (i) an amount equal to the greater of the undiscounted amount of twelve months base salary or the undiscounted remainder of his base salary for the unexpired term of the employment agreement; (ii) any amounts vested or payable under any deferred salary, bonus compensation or other plan; (iii) an amount equal to the highest incentive bonus paid to him during the three years immediately preceding his termination, prorated through his month of termination; and (iv) a continuation, at the Company's expense, of life, disability, accident and health insurance benefits for the greater of twelve months from termination or a period equal to the unexpired term of the employment agreement. Mr. Dominick's employment agreement terminates automatically upon his death in which case the Company would have no further obligation to Mr. Dominick or his estate other than the disposition of life insurance, accrued and unpaid base salary, accrued vacation and bonuses and other incentive compensation earned but not paid for periods prior to the date of death.

     The employment agreement also provides that during the term of the agreement and for one year following his termination (other than in the event of termination by InteliData other than for Cause or by Mr. Dominick for Good Reason), Mr. Dominick will not compete, directly or indirectly, with the Company. Furthermore, pursuant to a non-solicitation provision in the employment agreement, Mr. Dominick may not solicit certain current or former employees of the Company during the term of the agreement or for a period of two years thereafter.

Other Named Executive Officers

     The Company has employment agreements with William F. Gorog, Steven P. Mullins and Albert N. Wergley, which provide for employment through October 31, 2002, October 31, 2002 and December 31, 2001, respectively, unless further extended or sooner terminated as set forth in the agreement.

     The Executive is entitled to a base salary per year and annual bonuses. In addition, he is entitled to participate in all bonus and incentive compensation plans or arrangements made available by the Company to its officers and directors and is entitled to receive such benefits as provided to all salaried employees as well as those established by the Compensation Committee for the Company's executives. The Executive's employment agreement terminates automatically upon the Executive's death in which case the Company would have no further obligation to the Executive or his estate other than the disposition of life insurance and related benefits and accrued and unpaid base salary, bonus, unreimbursed expenses and incentive compensation for periods prior to the date of death (the "Standard Termination Payments"). The Company may terminate the agreement for "cause" (as defined) or if the Executive incurs a disability that continues for a period of 180 consecutive days. The Executive may terminate the agreement for "good reason" (as defined). The Executive may also terminate the agreement in which case the Company would have no further obligation to the
Executive except for the Standard Termination Payments. If the Company terminates the Executive for other than "cause" or upon death or total disability, or if the Executive terminates the agreement because the Company fails to comply with the agreement or following a "Change in Control" whereby the Executive's duties are substantially diminished or the Executive is relocated, then the Executive is entitled to: (i) the Standard Termination Payment; (ii) any bonus earned but not yet paid under any "Stay Put" or any other bonus program; (iii) 100% of his annual base salary; and (iv) any and all options granted shall be vested for twelve months and exercisable for the longer of twelve months after the termination date or period for exercise as provided in the Executive's option agreement. For termination subsequent to a "Change of Control," all granted but unvested options shall become immediately vested and nonforfeitable and remain exercisable for their respective remaining terms. In addition, in the case of Mr. Wergley, if the Company terminates the Executive following a "Change of Control" for other than "cause," total disability or upon death, or if the Executive terminates the agreement due to a substantial change in duties or relocation following a "Change in Control," the Executive shall have the following additional rights: (i) the Company shall pay an additional 50% of the Executive's annual base salary, (ii) the Executive shall have the right to cause the Company to purchase all or a portion of the options at their fair value on the date of termination. In the case of a termination by Mr. Wergley other than for "good reason", he is entitled to a payment of three months salary and medical benefits.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge based solely upon a review of copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Company's common stock were complied with except that a Form 4 filing for Mr. McDonnell was filed ten days late.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total returns from November 8, 1996 (when the Company's Common Stock commenced public trading) through December 31, 2000 for the Company, the Nasdaq Market Index and the Media General Group Index for Computer Software and Services companies.




Period Ending             11/8/96  12/31/96  12/31/97 12/31/98 12/31/99 12/29/00
                          -------  --------  -------- -------- -------- --------

InteliData Technologies    100.00    75.32     19.16    13.64    43.18     26.95
  Corporation
Media General Software     100.00   102.36    123.50   184.31   316.30    190.03
   and Services Group

Nasdaq Market Index        100.00   105.97    129.63   182.83   322.47    202.68

                              CERTAIN TRANSACTIONS

     As reported in the Proxy Statement for the prior fiscal year, on December 21, 1999, the Company provided a loan of $82,838 to Alfred S. Dominick, Jr., President and Chief Executive Officer of the Company, pursuant to a Secured Promissory Note. The loan was originally due on December 21, 2000 and bears interest at a rate of 5.74%. The Compensation Committee of the Board of Director of the Company extended the loan through December 21, 2001. As security for the loan, Mr. Dominick has pledged 200,000 shares of the Company's Common Stock owned by him.

                                  OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

     To permit the meeting of stockholders to be conducted in an orderly manner, the Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company, not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of the meeting. The Bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone, facsimile, telex or telegraph. No additional compensation will be received by any officer, director or employee of the Company in connection with any such proxy solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and, upon request, the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 2002 Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's headquarters, attention of the Secretary, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191 no later than December 26, 2001 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                         By Order of the Board of Directors,


                                         Albert N. Wergley
                                         Secretary

                                   APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE OF
                       INTELIDATA TECHNOLOGIES CORPORATION

     Pursuant to Section 141 of the General Corporation Laws of the State of Delaware and Section 4.15 of the Amended and Restated Bylaws of InteliData Technologies Corporation, incorporated under the laws of the State of Delaware (the "Corporation"), the following shall constitute the Charter of the Audit Committee (the "Charter") of the board of directors of the Corporation:

I.       ORGANIZATION

       There shall be constituted a standing committee of the board of directors of the Corporation (the "Board") to be known as the audit committee (the "Audit Committee"). The Audit Committee shall be wholly composed of directors of the Corporation who are "independent" within the meaning of the Rules of The Nasdaq Stock Market, Inc. (the "Independent Directors").

II.      STATEMENT OF POLICY

       The Audit Committee shall assist the Board in fulfilling its responsibility to the Corporation's shareholders relating to corporate accounting and reporting practices of the Corporation, and to the quality and integrity of the financial statements of the Corporation.

III.     PURPOSE, OBJECTIVES AND DUTIES

       The primary function of the Audit Committee shall be to assist the Board in fulfilling its oversight responsibilities by reviewing and overseeing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary objectives include providing an independent, direct and open avenue of communication among the Corporation's independent accountants, management, internal auditing department and the Board; serving as an independent and objective party to review the Corporation's financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation's accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation's independent accountants and internal auditing department; and reviewing the adequacy of the internal audit department's staffing and qualifications of its personnel and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function. Further, the Audit Committee's primary duties and responsibilities shall specifically include:

o Discussing and reviewing with the Corporation's independent accountants their ultimate accountability to the Board and the Audit Committee;

o Sharing with the Board the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement);

o    Ensuring  that  the  Corporation's  independent  accountants  submit  on  a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1 shall include:

     oo disclosing to the Audit Committee of the Corporation, in writing, all relationships between the independent accountant and its related entities and the Corporation and its related entities that in the independent accountant's professional judgment may reasonably be thought to bear on independence, oo confirming in the letter that, in its professional judgment, it is independent of the Corporation within the meaning of the Securities Act of 1933, as amended, and oo discussing the independent accountant's independence with the Audit Committee; and

o Engaging actively in a dialogue with the Corporation's independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

IV.      COMPOSITION AND SELECTION

     4.1 The Audit Committee shall be comprised of the number of directors as determined by the Board, which number shall be in compliance with the Rules of the Nasdaq Stock Market, Inc, each of whom shall be an Independent Director in accordance with Article I. All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the Rules of The Nasdaq Stock Market, Inc. Furthermore, at least one member of the Audit Committee shall have accounting or related financial management expertise in compliance with the Rules of the The Nasdaq Stock Market, Inc.
       4.2 The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board and shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.
     4.3 The duties and responsibilities of a member of the Audit Committee contained herein shall be in addition to those duties otherwise required for a member of the Board.

V.       MEETINGS

     The Audit Committee shall meet as frequently as circumstances dictate and shall report to the Board following each meeting of the Audit Committee at the next regularly scheduled meeting of the Board or sooner, as circumstances may dictate. As part of its primary duty and responsibility to foster independent, direct and open communications pursuant to Section III herein above, the Audit Committee shall meet at least annually with the Corporation's management, the members of the Corporation's internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Chairman of the Audit Committee shall meet in person or by telephone with the Corporation's independent accountants and the Corporation's chief financial officer quarterly to review the Corporation's financial statements, consistent with Section VI below.

VI.      RESPONSIBILITIES AND DUTIES

     To fulfill its primary objectives, responsibilities and duties hereunder, the Audit Committee shall undertake the following:

6.1      Documents/Reports Review
         ------------------------

Review and update this Charter periodically, and at least annually.

a) Review the Corporation's annual financial statements and related notes thereto and any reports or other financial information submitted to any governmental body or the public, including any certification, report, analysis, opinion, or review rendered by the independent accountants.
b) Review the regular internal reports to the Corporation's management prepared by the internal auditing department and management's response.
c) Review filings made with the SEC and other published documents containing the Corporation's financial statements and consider whether the information contained in such documents is consistent with the information contained in the Corporation's financial statements.
d) Include in the Corporation's proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Audit Committee that complies with the SEC's regulations for such reports.
e) Review, or cause the Chairman of the Committee to review, with the financial management of the Corporation and the Corporation's independent accountants each Quarterly Report on Form 10-Q (or any successor report thereto under the rules and regulations of the U.S. Securities and Exchange Commission) (the "SEC") and all financial statements and related notes contained therein prior to its filing or prior to the public release of the Corporation's earnings.

6.2      Independent Accountants
         -----------------------

a) Recommend to the Board the selection of the Corporation's independent accountants; consider the independence and effectiveness of such independent accountants, and approve the fees and other compensation to be paid to such independent accountants and the range and cost of audit and non-audit services performed by the independent accountants. On an annual basis, the Audit Committee shall review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation, in order to determine such independent accountants' independence.
b) Review the performance of the Corporation's independent accountants and make recommendations to the Board regarding any appointment or termination of such independent accountants when circumstances warrant.
c) Periodically consult with the Corporation's independent accountants, out of the presence of the Corporation's management, about the Corporation's internal controls and the fullness and accuracy of the Corporation's financial statements.

6.3      Financial Reporting Process
         ---------------------------

a) In consultation with the Corporation's independent accountants and the Corporation's internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external; confer with the independent accountants and internal auditors concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and approve the independent accountants' annual engagement letter; review and approve the Corporation's annual audit plans and budgets; direct the special attention of the auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; and authorize the auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.
b) Consider the Corporation's independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles, standards and practices as applied in its financial reporting.
c) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles, standards and practices as suggested by the Corporation's independent accountants, management, or internal auditing department.
d) Consider, in consultation with the Corporation's independent accountants and the internal auditors, the audit scope and plan of the internal auditors and the independent accountants.

6.4      Process Improvement
         -------------------

a) Establish regular and separate systems of reporting to the Audit Committee by the Corporation's management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
b) Following completion of the Corporation's annual audit, review separately with the Corporation's management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including (i) any restrictions on the scope of work or access to required information, and (ii) the nature and extent of any significant changes in accounting principles or the application therein.
c) Review any significant disagreement among the Corporation's management and its independent accountants or the internal auditing department in connection with the preparation of the Corporation's financial statements.
d) Review with the Corporation's independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.
e) Review the appointment, replacement, reassignment, or dismissal of the members of the Corporation's internal auditing department.
f) Inquire of the Corporation's management, the internal auditors, and the independent accountants about significant risks or exposures and assess the steps that management has taken to minimize such risks to the Corporation.
g) Review with the Corporation's internal auditors and the independent accountants the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

VII. CONSISTENCY WITH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OR BYLAWS

     To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Amended and Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of the Corporation, the Amended and Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws, as appropriate, shall fully control.

VIII.  CERTIFICATION

     This Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 11th day of April, 2000.

                                          ------------------------------
                                          Albert N. Wergley
                                          Corporate Secretary

INTELIDATA TECHNOLOGIES CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
            for the Annual Meeting of Stockholders, May 23, 2001

     The undersigned hereby appoints William F. Gorog and Albert N. Wergley, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of InteliData Technologies Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2001 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSAL 2.

                         (To Be Signed on Reverse Side.)

--------------------------------------------------------------------------------

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       INTELIDATA TECHNOLOGIES CORPORATION

                                May 23, 2001

1. To elect three (3) Class II directors and one (1) Class III director to the Board of Directors

         ___ FOR all nominees         ___ WITHHOLD authority for all nominee(s)

         Nominees:         Class II
                           --------
                           Neal F. Finnegan
                           John J. McDonnell, Jr.
                           Norman J. Tice

                           Class III
                           ---------
                           Charles A. White


         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below).

         ---------------------------------------------

2. Amendment to the 1996 Incentive Plan reserving an additional 1,000,000 shares of the Company's Common Stock for issuance thereunder and increase the maximum number of shares issued as stock awards by 500,000 shares,

         ___ FOR            ___ AGAINST             ___ ABSTAIN

Signature          Date       SIGNATURE, IF SHARE HELD JOINTLY          Date
         ---------     ------                                 ---------     ----

Instruction:      Please sign exactly as your name appears  hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.